UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

C2E ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-106299	65-1139235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas 3rd Floor
New York, NY 10036

(Address of principal executive offices) (Zip code)

(646) 768 -8417

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 24, 2021 (the “Effective Date”), the C2E Energy, Inc. (the “Company”) entered into a debt exchange agreement (the “Debt Exchange Agreement”) with Custodian Ventures, LLC a Wyoming limited liability company (“Custodian”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2021, on February 10, 2021, as a result of a custodianship in Palm Beach, Florida Nevada, Case Number 502020CA013695XXXXMB AB, Custodian Ventures LLC was appointed custodian of the Company. In the course of performing its duties as the custodian of the Company, Custodian had incurred expenses on behalf of the Company in the amount of $29,541 as of May 24, 2021. Pursuant to the Debt Exchange Agreement, the Company agreed to issue Custodian 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Stock”) in lieu of a cash reimbursement of the $29,541 owed to Custodian.

On the Effective Date, the Company issued the 10,000,000 shares of Series A Stock to Custodian, and in exchange, Custodian forgave the $29,541 owed to it, and agreed that such amount was deemed to have been paid in full.

The Debt Exchange Agreement and the transactions contemplated therein were subject to certain customary terms and conditions, and as inducement to enter to the Debt Exchange Agreement, each party made certain customary representations and warranties to the other party related to certain factual matters applicable to each party.

The foregoing description of the Debt Exchange Agreement is subject to, and qualified in its entirety by the Debt Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2021, on February 10, 2021, as a result of a custodianship in Palm Beach, Florida Nevada, Case Number 502020CA013695XXXXMB AB, Custodian was appointed custodian of the Company. On April 21, 2021, the Custodian was discharged as custodian of the Company pursuant to an Order Accepting Custodian’s Report, Discharging Custodian, Approving Reimbursement of Plaintiff’s Expenses and Dismissing Case, dated as of April 21, 2022.

On May 24, 2021, as a result of the closing of the Debt Exchange Agreement, Custodian received 10,000,000 shares of Series A Stock, which provided Custodian with majority voting control of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2021, the Company filed Articles of Amendment to its Articles of Incorporation with the Florida Department of State to designate 10,000,000 shares of the Company’s 20,000,000 shares of authorized Preferred Stock, par value $0.0001, as Series A Stock. On May 24, 2021, the Company received notice from the Florida Secretary of State of the acceptance of the Articles of Amendment by the Florida Department of State.

Each share of Series A Stock is convertible at the option of the holder into the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the rate of 400 shares of Common Stock per share of Series A Stock, which rate will not be adjusted if the Company undergoes any stock split, stock dividend, stock combination, recapitalization or other similar transaction that results in the outstanding number of shares of Common Stock of the Company increasing or decreasing. Holders of the Series A Stock have the right at any time following the date of the effectiveness of an amendment of the Articles of Incorporation of the Company to:

●	increase the number of authorized shares of Common Stock of the Company;
●	complete a reverse split of the Common Stock; or
●	take any other action or actions, whether pursuant to an amendment of the Company’s Articles of Incorporation or otherwise to ensure that a sufficient number of authorized but unissued shares of Common Stock is available to permit the conversion of all of the shares of Series A Stock into Common Stock.

A share of Series A Stock may be converted solely in full, and no fractional conversion of a share of Series A Stock may be completed. If, at any time when the Series A Stock is issued and outstanding, the Company’s Common Stock is exchanged with another company’s securities, or converted into another class of securities of the Company or any successor entity to the Company, whether by way of merger, reorganization, re-incorporation or otherwise, the Series A Stock will be convertible into those exchanged or converted securities on the same terms as if the Series A Stock was converting into Common Stock of the Company.

The holders of Series A Stock vote together with the holders of Common Stock, and each share of Series A Stock has a voting power equal to its number of conversion shares (i.e. 400 shares of Common Stock per share of Series A Stock).

The Series A Stock is entitled to participate in any dividends, distributions or payments to the holders of the Common Stock on an as-converted basis (i.e., assuming such conversion but without such conversion being required in order for such participation to occur) The Series A Stock does not have any liquidation preferences but otherwise participates in any distributions to the holders of the Common Stock on the same basis as such Common Stockholders. Shares of Series A Stock may be redeemed by the Company only with the prior written consent of the Series A Holder holding the applicable shares of Series A Stock.

The Company may not amend or repeal any provisions of the Articles of Amendment for the Series A Stock, the Articles or the Bylaws of the Company which would adversely affect the rights or obligations of the Series A Holders with respect to the Series A Stock without the prior written consent of Series A Holders holding a majority of the Series A Stock then issued and outstanding.

The foregoing description of the Articles of Amendment is subject to, and qualified in its entirety by the Form of Articles of Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Form of Articles of Amendment to Articles of Incorporation of the Company for the designation of Series A Convertible Preferred Stock.
10.1	Debt Exchange Agreement dated May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 28, 2021	C2E ENERGY, INC.

	By:	/s/ David Lazar
David Lazar
Chief Executive Officer and Chief Financial Officer

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